UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2013

VESTIN REALTY MORTGAGE I, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-125347	20-4028839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 W. SUNSET ROAD # 200
LAS VEGAS, NEVADA 89148
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 227-0965

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 12, 2013, the board of directors (the “Board”) of Vestin Realty Mortgage I, Inc. (the “Company”) elected Mr. Fredrick J. Zaffarese Leavitt to serve as an independent director of the Company to fill one of the Board vacancies resulting from the resignations of Mr. Robert J. Aalberts and Mr. Daryl C. Idler, Jr. as members of the Board. The director resignations were previously disclosed in a Form 8-K filed by the Company on November 22, 2013. The Board also appointed Mr. Zaffarese Leavitt to the audit committee, nominating committee and compensation committee of the Board, and as chair of the nominating committee of the Board.

Prior to appointing Mr. Zaffarese Leavitt as a director, the Board determined that Mr. Zaffarese Leavitt is an independent director in accordance with the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission (“SEC”) and the applicable listing standards of the NASDAQ Stock Market LLC (“NASDAQ”) and that Mr. Zaffarese Leavitt meets the heightened independence standards for service on the audit committee and satisfy the financial literacy and other requirements for audit committee members under applicable NASDAQ rules. The Board also designated Mr. Zaffarese Leavitt as an audit committee financial expert as defined by the SEC regulations. Mr. Zaffarese Leavitt was not selected as a director pursuant to any arrangement or understanding with any other person. For his services as an independent director of the Company and as a member of the audit committee, nominating committee and compensation committee of the Board, Mr. Zaffarese Leavitt will receive the Company's standard compensation applicable to independent directors.

Mr. Zaffarese Leavitt has been a member of the board of directors of Vestin Realty Mortgage II, Inc. since January 2006 and was a former director of the Company from January 2006 until he resigned in January 2008. Mr. Zaffarese Leavitt also was a director for Vestin Group from November 2004 to December 2005. Since August of 1993, Mr. Zaffarese Leavitt has been an accountant for the United States Department of the Interior where his responsibilities include the review and audit of various states, local and municipality governments for compliance with federal laws and regulations as well as preparation of financial statements for Executive Branch and Congressional review. Additionally, Mr. Zaffarese Leavitt sits on various audit committees involving the utility industry. Mr. Zaffarese Leavitt is a CPA and a graduate of University of Nevada Las Vegas.

The Board also appointed current independent director, Donovan Jacobs, to the audit committee, compensation committee and nominating committee of the Board, and as chair of the compensation committee. Prior to appointing Mr. Jacobs to the audit committee, the Board determined that Mr. Jacobs meet the heightened independence standards for service on the audit committee and satisfy the financial literacy and other requirements for audit committee members under applicable NASDAQ rules.

Following the foregoing appointments, the current composition of the Board and the audit committee, compensation committee and nominating committee of the Board, is as follows:

Board
Kenneth A. Seltzer (Independent Director)
Donovan Jacobs (Independent Director)
Fredrick J. Zaffarese Leavitt (Independent Director)
Michael V. Shustek

Audit Committee
Kenneth A. Seltzer (Chairman)
Donovan Jacobs
Fredrick J. Zaffarese Leavitt

Compensation Committee
Donovan Jacobs (Chairman)
Kenneth A. Seltzer
Fredrick J. Zaffarese Leavitt

Nominating Committee
Fredrick J. Zaffarese Leavitt (Chairman)
Kenneth A. Seltzer
Donovan Jacobs

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIN REALTY MORTGAGE II, INC.

	By	Vestin Mortgage, LLC, its sole manager

Date: December 12, 2013	By	/s/ Tracee Gress
Tracee Gress
Chief Financial Officer